Exhibit 99.1

ATEC Reports Fourth Quarter and Full-Year 2023 Financial Results

and Recent Corporate Highlights

Full year 2023 total revenue grew 37% to $482 million

Full year 2023 adjusted EBITDA margin improved ~890 basis points

Full year 2024 total revenue expected to approximate $595 million, enabling adjusted EBITDA margin expansion of approximately 560 basis points

CARLSBAD, Calif., February 27, 2024 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter and full year ended December 31, 2023, and business highlights.

Fourth Quarter and Full Year 2023 Financial Results

	Quarter Ended December 31, 2023	Year Ended December 31, 2023
Total revenue	$138 million	$482 million
GAAP gross margin	69.0%	64.3%
Non-GAAP gross margin (prior definition)*	72.9%	72.6%
Non-GAAP gross margin (updated definition)*	69.7%	69.8%
Operating expenses	$140 million	$484 million
Non-GAAP operating expenses	$106 million	$387 million
GAAP net loss	($49) million	($187) million
Non-GAAP adjusted EBITDA (prior definition)*	$6 million	$4 million
Non-GAAP adjusted EBITDA (updated definition)*	$2 million	($9) million
Ending cash balance	$221 million

*Refer to discussion of updated non-GAAP financial definition. Numbers and percentages may not foot due to rounding.

Business Highlights

•
Portfolio-wide strength drove fourth quarter 2023 surgical revenue growth of 34% with an acceleration in volume growth to 29% compared to 24% in the prior quarter;
•
Expanded lateral platform with full launch of Lateral TransPsoas (LTP™) + Midline ALIF approaches and Calibrate LTX™, a lateral expandable implant;
•
Elevated the procedural sophistication of comprehensive portfolio with launch of 15 new products and line extensions in 2023;
•
Trained over 500 surgeons in 2023, contributing to a 27% increase in surgeon users compared to 2022.

Pat Miles, Chairman and Chief Executive Officer, said, "The success we’ve achieved to date is testament: ATEC lateral sophistication, alone, is capable of building a good, profitable company. But we aspire for much more. We are building a spine monster, and the informatics and procedural innovation that our 100% spine-focused knowhow will unleash in the years ahead will further our mission to truly revolutionize spine care. We are all systems go in the pursuit of ATEC’s best, which is yet to come."

Non-GAAP Financial Definition Update

The Company is updating its non-GAAP financial measures to include the non-cash impact of the provision for excess and obsolete inventory ("E&O") in the calculation of Cost of Goods Sold. With the majority of ATEC’s strategic portfolio transformation complete, the Company has determined that E&O charges are a normal and recurring aspect of operating the business and should be included in the assessment of operating performance. For detail on the impact of this reporting change on previously reported periods and 2024 guidance, a reconciliation of non-GAAP financial measures under both the updated and prior definitions has been included in this release and on the Investor Relations Section of ATEC’s Corporate Website.

Financial Outlook for the Full-Year 2024

The Company continues to expect total revenue for the fiscal year ended December 31, 2024, to approximate $595 million, reflecting growth of approximately 23% compared to 2023. This includes surgical revenue of $530 million and approximately $65 million of EOS revenue. The Company expects full year 2024 non-GAAP adjusted EBITDA to approximate $22 million, which implies 560 basis points of improvement in adjusted EBITDA margin compared to full year 2023. Under the prior non-GAAP financial definition, adjusted EBITDA guidance would have approximated $40 million.

Financial Results Webcast

The Company will host a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. To access the live webcast, please visit the Investor Relations Section of ATEC’s Corporate Website.

To dial into the live webcast, please register at this link. Access details will be shared via email.

A replay of the webcast will be available beginning approximately two hours after the webcast’s completion through March 5, 2024. Access the replay by dialing (800) 770-2030 and referencing conference ID number 97241.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company reports certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures and a discussion of the Company’s non-GAAP definitions. We have not reconciled our adjusted operating expenses and adjusted EBITDA estimates for full year 2024 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of 2024 adjusted operating expenses and adjusted EBITDA estimates is not available without unreasonable effort.

Inducement Awards Granted

As an inducement material to accepting employment with the Company, and in accordance with Nasdaq Listing Rule 5635(c)(4), ATEC today announced that the independent Compensation Committee of the Board of Directors has approved aggregate grants to 22 new employees (who are not executive officers) of, collectively, 31,780 restricted stock units (“RSUs”) under the Company’s 2016 Employment Inducement Award Plan. The RSUs will vest in equal annual installments on each of the first four anniversaries of the grant date, provided that the recipient remains continuously employed by ATEC as of such vesting date. In addition, the RSUs will vest fully upon a change of control of ATEC.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation Machine™ is focused on developing new approaches that integrate seamlessly with the Company’s expanding AlphaInformatiX Platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to become the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue, balance sheet, growth and financial outlook; planned product launches, introductions, regulatory submissions or clearances; efforts to transform sales and distribution channels; the Company’s ability to compel surgeon adoption; and the Company’s future ability to finance its operations and sufficiency of its cash runway. Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other products or with emerging technologies; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Tina Jacobsen, CFA

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
	(unaudited)
Revenue:
Revenue from products and services	$137,970	$105,944	$482,262	$350,852
Revenue from international supply agreement	—	—	—	15
Total revenue	137,970	105,944	482,262	350,867
Cost of sales	42,780	37,093	172,059	117,808
Gross profit	95,190	68,851	310,203	233,059
Operating expenses:
Research and development	22,284	11,604	70,115	44,033
Sales, general and administrative	104,120	81,920	374,080	300,013
Litigation-related expenses	9,472	7,314	22,287	23,943
Amortization of acquired intangible assets	3,823	2,934	14,284	10,115
Transaction-related expenses	(65)	—	2,113	120
Restructuring expenses	386	106	719	1,810
Total operating expenses	140,020	103,878	483,598	380,034
Operating loss	(44,830)	(35,027)	(173,395)	(146,975)
Interest expense, net:
Interest expense, net	(4,416)	(1,329)	(16,641)	(5,505)
Other income, net	44	1,049	3,121	471
Total interest expense, net	(4,372)	(280)	(13,520)	(5,034)
Net loss before taxes	(49,202)	(35,307)	(186,915)	(152,009)
Income tax benefit	(124)	(524)	(277)	(716)
Net loss	$(49,078)	$(34,783)	$(186,638)	$(151,293)
Net loss per share, basic and diluted	$(0.37)	$(0.33)	$(1.54)	$(1.46)
Weighted average shares outstanding, basic and diluted	133,750	105,858	121,242	103,373
Stock-based compensation included in:
Cost of sales	$481	$1,157	$25,082	$2,597
Research and development	9,154	1,029	18,741	5,016
Sales, general and administrative	10,880	7,906	37,421	32,943
	$20,515	$10,092	$81,244	$40,556

ALPHATEC HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$220,970	$84,696
Accounts receivable, net	72,613	60,060
Inventories	136,842	101,521
Prepaid expenses and other current assets	20,666	9,357
Total current assets	451,091	255,634
Property and equipment, net	149,835	101,952
Right-of-use assets	26,410	28,360
Goodwill	73,003	47,367
Intangible assets, net	102,451	82,781
Other assets	2,418	4,874
Total assets	$805,208	$520,968

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$48,985	$34,742
Accrued expenses and other current liabilities	87,712	72,382
Contract liabilities	13,910	11,956
Short-term debt	1,808	14,948
Current portion of operating lease liabilities	5,159	4,842
Total current liabilities	157,574	138,870
Total long-term liabilities	545,915	393,162
Redeemable preferred stock	23,603	23,603
Stockholders' equity (deficit)	78,116	(34,667)
Total liabilities and stockholders' equity (deficit)	$805,208	$520,968

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2023	2022	2023	2022
	(unaudited)
	Gross profit, GAAP	$95,190	$68,851	$310,203	$233,059
	Add: amortization of intangible assets	278	27	939	64
	Add: stock-based compensation	481	1,157	25,082	2,597
	Add: purchase accounting adjustments on acquisitions	198	565	393	1,349
	Non-GAAP gross profit	$96,147	$70,600	$336,617	$237,069
	Add: excess and obsolete write-down	4,420	2,769	13,608	9,792
	Prior definition non-GAAP gross profit	$100,567	$73,369	$350,225	$246,861
	Gross margin, GAAP	69.0%	65.0%	64.3%	66.4%
	Add: amortization of intangible assets	0.2%	0.0%	0.2%	0.0%
	Add: stock-based compensation	0.3%	1.1%	5.2%	0.7%
	Add: purchase accounting adjustments on acquisitions	0.1%	0.5%	0.1%	0.4%
	Non-GAAP gross margin	69.7%	66.6%	69.8%	67.6%
	Add: excess and obsolete write-down	3.2%	2.6%	2.8%	2.8%
	Prior definition non-GAAP gross margin	72.9%	69.3%	72.6%	70.4%

		Three Months Ended		Year Ended
		December 31,		December 31,
		2023	2022	2023	2022
	(unaudited)
	Operating expenses, GAAP	$140,020	$103,878	$483,598	$380,034
	Adjustments:
	Stock-based compensation	(20,034)	(8,935)	(56,162)	(37,959)
	Litigation-related expenses	(9,472)	(7,314)	(22,287)	(23,943)
	Amortization of intangible assets	(3,823)	(2,934)	(14,284)	(10,115)
	Transaction-related expenses	65	—	(2,113)	(120)
	Restructuring expenses	(386)	(106)	(719)	(1,810)
	Other non-recurring expenses[1]	—	—	(1,349)	—
	Non-GAAP operating expenses	$106,370	$84,589	$386,684	$306,087

		Three Months Ended		Year Ended
		December 31,		December 31,
		2023	2022	2023	2022
	(unaudited)
	Net loss, GAAP	$(49,078)	$(34,783)	$(186,638)	$(151,293)
	Interest expense, net	4,372	280	13,520	5,034
	Income tax benefit	(124)	(524)	(277)	(716)
	Depreciation	11,918	8,388	40,916	30,989
	Amortization of intangible assets	4,101	2,961	15,223	10,179
	EBITDA	(28,811)	(23,678)	(117,256)	(105,807)
	Add back significant items:
	Stock-based compensation	20,515	10,092	81,244	40,556
	Purchase accounting adjustments on acquisitions	198	565	393	1,349
	Litigation-related expenses	9,472	7,314	22,287	23,943
	Transaction-related expenses	(65)	—	2,113	120
	Restructuring expenses	386	106	719	1,810
	Other non-recurring expenses[1]	—	—	1,349	—
	Adjusted EBITDA	$1,695	$(5,601)	$(9,151)	$(38,029)
	Excess & obsolete write-down	4,420	2,769	13,608	9,792
	Prior definition adjusted EBITDA	$6,115	$(2,832)	$4,457	$(28,237)

[1]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy

NON-GAAP DEFINITIONS

Amortization of intangible assets

Represents amortization expense in connection with business combinations or asset acquisitions associated with acquired intangible assets including, but not limited to customer relationships, intellectual property and trade names.

Litigation-related expenses

We are involved in various litigation matters that from time-to-time result in settlements. Litigation matters can vary in their characteristics, frequency and significance to our operating results and core business operations. We review litigation matters from both a qualitative and quantitative perspective to determine whether such matters are a normal and recurring part of our business. We include in our GAAP financial statements litigation fees and settlement expenses that we determine to be normal, recurring and routine to our business. When we determine that certain litigation matters are not normal and recurring to our core business operations, we believe excluding these expenses will provide our management and investors with useful incremental information. Litigation fees and settlement expenses excluded from our non-GAAP financial measures in the periods presented relate primarily to patent litigation and other litigation matters that relate directly to the business transformation that we started in 2018 and are discussed more fully in our periodic reports filed with the Securities Exchange Commission.

Other non-recurring expenses

These expenses represent non-recurring expenses that we consider to be one-time in nature.

Purchase accounting adjustments on acquisitions

Includes non-cash expenses incurred as a result of fair value asset step-ups associated with tangible assets acquired from business combinations or asset acquisitions.

Restructuring expenses

From time-to-time, in order to realign the Company’s operations or to achieve synergies associated with an acquisition, the Company may eliminate roles or restructure its operations and footprint. In such cases the Company may incur one-time severance and personnel costs associated with workforce reductions, or costs associated with exiting and/or relocating facilities. We exclude these costs as we do not consider such amounts to be part of the ongoing operations.

Stock-based compensation

Stock-based compensation is charged to cost of revenue and operating expenses. We exclude stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding these non-cash expenses provides meaningful supplemental information regarding operational performance. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time.

Transaction-related expenses

These expenses represent one-time costs associated with business combinations and asset acquisitions. These items may include but are not limited to consulting and legal fees, contract termination costs and other related deal costs.

Adjusted EBITDA

Represents earnings before non-operating income/expense, taxes, depreciation and amortization, as adjusted for the applicable non-GAAP adjustments previously described.